                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Commercial Federal Corporation on Form S-4 of our report dated August 15, 1997 (September 11, 1997 as to Note 29), incorporated by reference in the Annual Report on Form 10-K of Commercial Federal Corporation for the year ended June 30, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 16, 1997